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Exhibit 5.3

         MAYER
BROWN
ROWE
& MAW

Mayer, Brown, Rowe & Maw LLP
190 South La Salle Street
Chicago, Illinois 60603-3441

Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrownrowe.com

December 21, 2004

TransCanada PipeLines Limited
450 - 1st Street S.W.
Calgary, Alberta, Canada T2P 5H1

Ladies and Gentlemen:

        We hereby consent to the references to this firm under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form F-9 (Registration No. 333-121265) of TransCanada PipeLines Limited.

Very truly yours,
/s/ Mayer, Brown, Rowe & Maw LLP Mayer, Brown, Rowe & Maw LLP

Brussels  Charlotte  Chicago  Cologne  Frankfurt  Houston  London   Los Angeles  Manchester  New York  Palo Alto  Paris  Washington, D.C.
Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated
English limited liability partnership in the offices listed above.

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  Exhibit 5.3